Exhibit 5.1

425 MARKET STREET	morrison & foerster llp
SAN FRANCISCO	new york, san francisco,
CALIFORNIA 94105-2482	los angeles, palo alto,
san diego, washington, d.c.

TELEPHONE: 415.268.7000	denver, northern virginia,
FACSIMILE: 415.268.7522	orange county, sacramento,
walnut creek, century city

WWW.MOFO.COM	tokyo, london, beijing,
shanghai, hong kong,
singapore, brussels
June 2, 2006
Dynavax Technologies Corporation
2929 Seventh Street, Suite 100
Berkeley, CA 94710-2753
Ladies and Gentlemen:
In connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by Dynavax Technologies Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on June 2, 2006 under the Securities Act of 1933, as amended (the “Securities Act”), you have requested our opinion with respect to the matters set forth below.
You have provided us with a draft of the Registration Statement in the form in which it will be filed, which includes the prospectus (the “Prospectus”). The Registration Statement relates to the proposed public offering of up to 2,000,000 shares of the Company’s common stock, $0.001 par value per share, by the Selling Stockholders named in the Prospectus, all of which shares (the “Warrant Shares”) are issuable upon the exercise of a certain warrant of the Company (the “Warrant”) to purchase common stock held by the Selling Stockholders.
As counsel to the Company, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of the Warrant Shares. We have examined the Registration Statement, an executed copy of the Warrant, the Company’s Restated Certificate of Incorporation and Amended and Restated Bylaws, certain resolutions of the Company’s Board of Directors, and other proceedings of the Company related thereto. We have also examined such records, documents, certificates of public officials and of the Company, made such inquiries of officers of the Company and public officials, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.
In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed (a) that each other party has the power and authority, or if such party is an individual, the capacity, to execute and deliver, and to perform and observe the provisions of, such documents, (b) the due authorization by each such party of all requisite action and the due execution and delivery of such documents by each such party, and (c) that such documents constitute the legal, valid and binding obligations of each such party. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.
This opinion is based solely on the General Corporation Law of the State of Delaware, including the relevant portions of Delaware’s constitution, statutes, and case law in effect as of the date hereof. We express no opinion as to the laws of any other jurisdiction.
Based upon and subject to the foregoing, we are of the opinion that the Warrant Shares have been duly authorized for issuance and will be, upon exercise of the Warrant in accordance with the terms of the Warrant, validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the prospectus constituting a part thereof and any amendments thereto. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
Very truly yours,
/s/ Morrison & Foerster LLP